                                                                    Ex-99.(h)(3)


                      TRANSFER AGENCY AND SERVICE AGREEMENT

                                     between

                        ALPS MUTUAL FUNDS SERVICES, INC.

                                       and

                            HOLLAND SERIES FUND, INC.

                      TRANSFER AGENCY AND SERVICE AGREEMENT
                                     BETWEEN
                        ALPS MUTUAL FUNDS SERVICES, INC.
                                       AND
                            HOLLAND SERIES FUND, INC.
-----------------------------------------------------------------------------

                                TABLE OF CONTENTS

Section                                                                                              Page
-------                                                                                              ----

1.      Terms of Appointment and Duties ...............................................................2

2.      Fees and Expenses .............................................................................3

3.      Representations and Warranties of ALPS ........................................................3

4.      Representations and Warranties of Holland Series Fund, Inc. ...................................4

5.      Wire Transfer Operating Guidelines ............................................................4

6.      Indemnification................................................................................5

7.      Standard of Care...............................................................................5

8.      Confidentiality ...............................................................................5

9.      Covenants of the Fund and ALPS ................................................................6

10.     Termination of Agreement ......................................................................6

11.     Assignment and Third Party Beneficiaries ......................................................6

12.     Miscellaneous..................................................................................7

                      TRANSFER AGENCY AND SERVICE AGREEMENT


AGREEMENT made as of the 2nd day of October, 2000, by and between HOLLAND SERIES FUND, INC., on behalf of the Holland Balanced Fund, an open-end investment company duly organized and existing under the laws of the state of Maryland, having its principal office and place of business at 375 Park Avenue, New York, NY 10152 (the "Fund"), and ALPS MUTUAL FUNDS SERVICES, INC., a Colorado corporation, having its principal office and place of business at 370 17th Street, Suite 3100, Denver, Colorado 80202 ("ALPS").

WHEREAS, the Fund desires to appoint ALPS as its transfer agent, dividend disbursing agent and agent in connection with certain other activities as set forth herein (collectively "Shareholder and Record-Keeping Services") and ALPS desires to accept such appointment;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:


1.   TERMS OF APPOINTMENT; DUTIES

1.1 Transfer Agency Services. Subject to the terms and conditions set forth in this Agreement, the Fund hereby employs and appoints ALPS to act as, and ALPS agrees to act as, the transfer agent for the Fund's authorized and issued shares of beneficial interest, and the dividend disbursing agent. As used herein, the term "Shares" means the authorized and issued shares of common stock, or shares of beneficial interest, as the case may be, for the Fund. ALPS agrees that it will perform the following Shareholder and Record-Keeping services:

     (a) ALPS shall:

          (i) Receive for acceptance orders for the purchase of Shares, and promptly deliver payment and appropriate documentation thereof to the Custodian of the Fund authorized by the Board of Directors of the Fund (the "Custodian");

          (ii) Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder accounts;

          (iii) In the event any check or other order for the transfer of money is returned unpaid, ALPS shall take such steps as it may deem appropriate or ALPS may request written instructions from the Fund;

          (iv) Receive for acceptance redemption requests and redemption directions and deliver the appropriate documentation thereof to the Custodian;

          (v) In respect to the transactions in items (i) (ii) and (iv) above, ALPS shall execute transactions directly with broker-dealers, investment advisers and other institutions acting on behalf of investors authorized by the Fund who shall thereby be deemed to be acting on behalf of the Fund;

          (vi) When it receives monies paid to it by the Custodian with respect to any redemption, pay or cause to be paid in the appropriate manner such monies as instructed by the redeeming Shareholders;

          (vii) Prepare and transmit payments (or where appropriate credit the account of a shareholder of the Fund ("Shareholder")) for dividends and distributions declared by the Fund;

          (viii) Maintain records of, account for and advise the Fund and its Shareholders as to the foregoing; and

          (ix) Record the issuance of Shares of the Fund and maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of Shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding. ALPS shall also provide the Fund on a regular basis with the total number of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Fund.

1.2 Additional Services. In addition to, and neither in lieu nor in contravention of, the services set forth in the above paragraph, ALPS shall perform the following services:

     (a) Other Customary Services. Perform the customary services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing Shareholder proxies, mailing Shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts and maintaining records with respect to such withholding, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all taxable Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information. Services to be performed by ALPS include those set forth in Schedule 1.1 hereto.

     (b) Control Book. Maintain a daily record of all transactions, including receipts and disbursements of money and securities, and make available to the Fund a copy of such report on the next business day following the request;

     (c) "Blue Sky" Reporting. The Fund or its agent who provides blue sky services shall (i) identify to ALPS in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of ALPS for the Fund's blue sky State registration status under this Agreement is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and providing a system which will enable the Fund to monitor the total number of Shares sold in each State;

     (d) New Procedures. New procedures as to who shall provide certain of these services in Section 1 may be established from time to time by agreement between the Fund and ALPS. With the Fund's prior approval, ALPS may at times perform only a portion of these services and the Fund or its agent may perform these services on the Fund's behalf.


2.   FEES AND EXPENSES

2.1 Fee Schedule. For the performance by ALPS pursuant to this Agreement, the Fund agrees to pay ALPS fees as set forth in the attached fee schedule (Schedule 2.1). Such fees and out-of-pocket expenses and advances identified under Section 2.2 below may be changed from time to time subject to mutual written agreement between the Fund and ALPS.

2.2 Out-of-Pocket Expenses. In addition to the fee paid under Section 2.1 above, the Fund agrees to reimburse ALPS for out-of-pocket expenses, including but not limited to postage, forms, telephone, mailing and tabulating proxies, records storage, or advances incurred by ALPS for the items set forth in Schedule 2.1 attached hereto. In addition, any other expenses incurred by ALPS at the request or with the consent of the Fund will be reimbursed by the Fund.

2.3 Postage. Postage for mailing of dividends, proxies, reports and other mailings to all shareholder accounts shall be advanced to ALPS by the Fund at least seven (7) days prior to the mailing date of such materials.

2.4 Invoices. The Fund agrees to pay all fees and reimbursable expenses within thirty days following the receipt of the respective billing notice.


3.   REPRESENTATIONS AND WARRANTIES OF ALPS

     ALPS represents and warrants to the Fund that:

3.1 It is a duly registered transfer agent under the Securities Exchange Act of 1934.

3.2 It is duly organized and existing as a corporation and in good standing under the laws of the State of Colorado.

3.3 It is empowered under applicable laws and by its Charter and By-laws to enter into and perform this Agreement.

3.4 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

3.5 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

3.6 It will provide the Fund with all information necessary to complete its annual filing requirements in a timely fashion.


4.   REPRESENTATIONS AND WARRANTIES OF THE FUND

     The Fund represents and warrants to ALPS that:

4.1 It is an open-end investment company duly organized and existing under the laws of the state of Maryland.

4.2 It is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement.

4.3 The Board of Directors has duly authorized it to enter into and perform this Agreement.


5.   WIRE TRANSFER OPERATING GUIDELINES/ARTICLES 4A OF THE UNIFORM COMMERCIAL
     CODE

5.1 ALPS and the Fund agree upon the security procedures for funds transfer and account maintenance that are listed in Appendices A and B hereto (the "Security Procedures"). Upon the receipt of a payment order in compliance with such Security Procedures, ALPS is authorized to promptly debit the appropriate account(s) chosen for funds transfer and in the amount of money that ALPS has been instructed to transfer. ALPS shall execute payment orders in compliance with the Security Procedures and with the Fund's instructions on the date received, provided that such payment order is received by the customary deadline for processing such a request, which is 4:00 p.m. Eastern time subject to the terms of the current prospectus, unless the payment order specifies a later time. All payment orders and communications received after the customary deadline will be deemed to have been received the next business day.

5.2 ALPS shall process all payment orders to the account number indicated in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern.

5.3 ALPS reserves the right to decline to process or delay the processing of a payment order (a) which is in excess of the collected balance in the account to be charged at the time of ALPS's receipt of such payment order; or (b) if ALPS, in good faith, is unable to determine that the transaction has been properly authorized.

5.4 ALPS shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders after the customary deadline received in compliance with the Security Procedures, provided that such requests are received in a timely manner affording ALPS reasonable opportunity to act. However, ALPS assumes no liability if the request for amendment or cancellation cannot be satisfied, as long as ALPS has acted reasonably.

5.5 ALPS shall not be liable for failure to detect any erroneous payment order, provided that ALPS complies with the Security Procedures and with the payment order instructions as received.

5.6 When the Fund initiates or receives Automated Clearing House ("ACH") credit and debit entries pursuant to the guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, ALPS or its bank will act as an Originating Depository Financial Institution and/or receiving depository Financial Institution, as the case may be, with respect to such entries. Credits given by ALPS with respect to an ACH credit entry are provisional until ALPS receives final settlement for such entry from the Federal Reserve Bank. If ALPS does not receive such final settlement, the Fund agrees that ALPS shall receive a refund of the amount credited to the Fund in connection with such entry, and the party making payment to the Fund via such entry shall not be deemed to have paid the amount of the entry.

5.7 Confirmation of ALPS's execution of payment orders shall ordinarily be provided within twenty-four (24) hours, but no later than forty-eight (48) hours, notice of which may be delivered through ALPS's proprietary information systems, or by facsimile or call-back. Call-back confirmations will be followed with a written confirmation. Confirmation will be delivered to the Shareholders in accordance with applicable regulations and the prospectus.

6.   INDEMNIFICATION

6.1 ALPS shall not be responsible for, and the Fund shall indemnify and hold ALPS harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

     (a) All actions of ALPS or its agent or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct;

     (b) The Fund's lack of good faith, negligence or willful misconduct which arise out of the breach of any representation or warranty of the Fund hereunder;

     (c) The good faith reliance upon, and any subsequent use of or action taken or omitted, by ALPS, its agents or subcontractors, on: (i) any information, records, documents, data, stock certificates or services, which are received by ALPS or its agents or subcontractors by machine readable input, facsimile, CRT data entry, electronic instructions or other similar means authorized by the Fund, and which have been prepared, maintained or performed by the Fund or any other person or firm on behalf of the Fund including but not limited to any previous transfer agent or registrar; (ii) any written instructions or requests of the Fund or any of its officers; (iii) any written instructions or opinions of the Fund's legal counsel with respect to any matter arising in connection with the services to be performed by ALPS under this Agreement which are provided to ALPS after consultation with such legal counsel; or (iv) any paper or document reasonably believed to be genuine, authentic, or signed by the proper person or persons;

     (d) The offer or sale of Shares in violation of federal securities laws or regulations requiring that such Shares be registered or in violation of any stop order or other determination or ruling by any federal agency with respect to the offer or sale of such Shares.

6.2 In order that the indemnification provisions contained in this Section 6 shall apply, upon the assertion of a claim for which one party may be required to indemnify the other party, the party seeking indemnification shall promptly notify the party providing indemnification of such assertion, and shall keep that party advised with respect to all developments concerning such claim. The party providing indemnification shall have the option to participate with the other party in the defense of such claim with its own counsel or to defend against said claim in its own name or in the name of party seeking indemnification at its own expense. Neither party shall confess any claim or make any compromise in any case in which the other party may be required to provide indemnification except with the other party's prior written consent.


7.   STANDARD OF CARE

     ALPS shall at all times act in good faith and agrees to use its best efforts to ensure the accuracy of all services performed under this Agreement. At all times, ALPS shall be held to the standard of care of a reasonable transfer agent in the mutual fund industry and shall be liable for any errors caused by the negligence, willful misconduct or bad faith of its employees.


8.   CONFIDENTIALITY

8.1 ALPS and the Fund agree that they will not, at any time during the term of this Agreement or after its termination, reveal, divulge, or make known to any person, firm, corporation or other business organization, any of each other's confidential customers' lists, trade secrets, cost figures and projections, profit figures and projections, or any other secret or confidential information whatsoever, used or gained by it or the Fund during performance under this Agreement. ALPS and the Fund further covenant and agree to retain all such knowledge and information acquired during and after the term of this Agreement respecting such lists, trade secrets, or any secret or confidential information whatsoever for the sole benefit of the other party hereto and its successors and assigns. The above prohibition of disclosure shall not apply to the extent that ALPS must disclose such data to a Fund agent for purposes of providing services under this Agreement. Confidential or secret information of a party does not include information which is rightfully in the possession of the other party prior to its receipt from ALPS or the Fund (as the case may be) without any obligation of confidentially or which, without any fault of such other party, is or becomes available in the public domain.

8.2 In the event that any requests or demands are made for the inspection of the Shareholder records of the Fund, other than requests for records of Shareholders pursuant to subpoenas from state or federal government authorities, ALPS will notify the Fund and secure instructions from an authorized officer of the Fund as to such inspection. ALPS and the Fund expressly reserve the right, however, to exhibit records as required by law or court order, upon notification of the other party, provided that the other party has an opportunity to seek proper action to maintain the records' confidentiality.

9.   COVENANTS OF THE FUND AND ALPS

9.1 ALPS hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

9.2 ALPS shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable to maintain compliance with applicable laws, rules and regulations. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, ALPS agrees that all such records prepared or maintained by ALPS relating to the services to be performed by ALPS hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Fund on and in accordance with its request. Additionally, ALPS will make reasonably available to the Fund and its authorized representatives records maintained by ALPS pursuant to this Agreement for reasonable inspection, use and audit, and will take all reasonable action to assist the Fund's independent accountants, rendering their opinion.

9.3 In case of any request or demands for the inspection of the shareholder records of the Fund, ALPS will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection.


10.  TERMINATION OF AGREEMENT

10.1 This Agreement may be terminated by either party upon sixty (60) days written notice to the other, and may be terminated immediately by the Fund should ALPS cease to be qualified to act as the Fund's transfer agent pursuant to applicable law.

10.2 Should the Fund exercise its right to terminate, other than as a result of a default under this Agreement by ALPS, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund. Additionally, ALPS reserves the right to charge for any other reasonable expenses associated with such termination. Payment of such expenses or costs shall be in accordance with Section 2.4 of this Agreement.

10.3 Upon termination of this Agreement, each party shall return to the other party all copies of confidential or proprietary materials or information received from such other party hereunder, other than materials or information required to be retained by such party under applicable laws or regulations.


11.  ASSIGNMENT AND THIRD PARTY BENEFICIARIES

11.1 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party. Any attempt to assign this Agreement in violation of this Section shall be void. Unless specifically stated to the contrary in any written consent to an assignment, no assignment will release or discharge the assignor from any duty or responsibility under this Agreement.

11.2 Except as explicitly stated elsewhere in this Agreement, nothing under this Agreement shall be construed to give any rights or benefits in this Agreement to anyone other than ALPS and the Fund, and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of ALPS and the Fund. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

11.3 This Agreement does not constitute an agreement for a partnership or joint venture between ALPS and the Fund. Neither party shall make any commitments with third parties that are binding on the other party without the other party's prior written consent.

12.   MISCELLANEOUS

12.1 Amendment. This Agreement may be amended or modified by a written agreement executed by both parties.

12.2 New York Law to Apply. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York.

12.3 Force Majeure. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

12.4 Survival. All provisions regarding indemnification, warranty, liability, and limits thereon, and confidentiality and/or protections of proprietary rights and trade secrets shall survive the termination of this Agreement.

12.5 Severability. If any provision or provisions of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

12.6 Priorities Clause. In the event of any conflict, discrepancy or ambiguity between the terms and conditions contained in this Agreement and any Schedules hereto, the terms of the Agreement shall take precedence. However, any written amendment to the Agreement shall incorporate the Agreement and shall take precedence over any existing term in the Agreement, to the extent applicable.

12.7 Audit of Records. ALPS will permit the Fund or its authorized agents to visit, inspect, duplicate, examine, audit and verify (collectively "audit") the Records belonging to or in the possession or control of ALPS. Such audit will be completed at ALPS's office or elsewhere during regular business hours, and with at least seventy-two (72) hours prior notice to ALPS. The Records to which the Fund will have access are those which are required by law to be maintained pursuant to the provision of the Services which ALPS provides to the shareholders. The Fund may make copies and make extracts from such records, provided that such audit shall not unreasonably interfere with ALPS's normal course of business.

12.8 Waiver. No waiver by either party or any breach or default of any of the covenants or conditions herein contained and performed by the other party shall be construed as a waiver of any succeeding breach of the same or of any other covenant or condition.

12.9 Merger of Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

12.10 Counterparts. This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

12.11 Reproduction of Documents. This Agreement and all schedules, exhibits, appendices, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.

12.12 Notices. All notices and other communications as required or permitted hereunder shall be in writing and sent by first class mail, postage prepaid, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

                                (a)  If to the Fund, to:

                                     Holland Series Fund, Inc.
                                     375 Park Avenue
                                     New York, NY  10152

                                     Attention: Michael Holland


                                (b)  If to the ALPS, to:

                                     ALPS Mutual Funds Services, Inc.
                                     370 17th Street, Suite 3100
                                     Denver, CO 80202-5631

                                     Attention: Russell Burk


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.


                                     ALPS MUTUAL FUNDS SERVICES, INC.
                                     --------------------------------


                                     BY:     Thomas Carter
                                             ----------------------------

                                     TITLE:  Chief Financial Officer
                                             ----------------------------

                                     ATTEST:
                                             ----------------------------

                                     HOLLAND SERIES FUND, INC.
                                     -------------------------


                                     BY:     Michael Holland
                                             ----------------------------

                                     TITLE:  Chairman
                                             ----------------------------

                                     ATTEST:
                                             ----------------------------

                                  SCHEDULE 1.1

                        ALPS MUTUAL FUNDS SERVICES, INC.
                    TRANSFER AGENT SERVICE RESPONSIBILITIES*

     SERVICE PERFORMED                                                                            RESPONSIBILITY
                                                                                               ALPS           Fund
                                                                                               ----           ----

1.   Receives orders for the purchase of Shares.                                                X

2.   Issue Shares and hold Shares in Shareholders accounts.                                     X

3.   Receive redemption requests.                                                               X

4.   Pay monies to redeeming Shareholders.                                                      X

5.   Effect transfers of Shares.                                                                X

6.   Prepare and transmit dividends and distributions.                                          X

7.   Reporting of abandoned property.                                                           X

8.   Maintain records of account.                                                               X

9.   Maintain and keep a current and accurate control book for each                             X
     issue of securities.

10.  Mail proxies.                                                                              X

11.  Mail Shareholder reports.                                                                  X

12.  Mail prospectuses to current Shareholders.                                                 X

13.  Withhold taxes on U.S. resident and non-resident alien accounts.                           X

14.  Prepare and file U.S. Treasury Department forms.                                           X

15.  Prepare and mail account and confirmation statements for Shareholders.                     X

16.  Provide Shareholder account information.                                                   X

17.  Blue sky reporting.                                                                        X

*Such services are more fully described in Sections 1.1 and 1.2 of the Agreement.


ALPS MUTUAL FUNDS SERVICES, INC.

BY: ____________________________


ATTEST: _______________________

------------------------------------

HOLLAND SERIES FUND, INC.

BY: _____________________________

TITLE:___________________________


ATTEST: _________________________

                                  SCHEDULE 2.1

                        ALPS MUTUAL FUNDS SERVICES, INC.
                                  FEE SCHEDULE


Annual Account Service Fees
---------------------------
     Base Fee                                                    $12,000
Greater of:
     Minimum Account Service Fee                                 $27,000
     Per Account Fee                                  $18.00

Fees are billable on a monthly basis at the rate of 1/12 of the annual fee.


Processing Fees
---------------
New Account Fee (per account)                                    $  6.00
Closed Account Fee (per account)                      $ 3.00
Account Maintenance Fee (per request)                            $  2.00
Manual Transaction Processing Fee (per transaction)   $ 5.00


Other Fees
----------
IRA Custodial Fees (per account, annually)            $15.00


Out of Pocket Expenses                                           Billed as incurred
----------------------

Out-of-Pocket expenses include but are not limited to: confirmation statements, investor statements, postage, banking services, forms, telephone, records retention, NSCC interface, customized programming/ enhancements, federal wires, stationary, and expenses incurred at the specific direction of the Fund.

--------------------------------------------------------------------------------

                                   APPENDIX A

                               SECURITY PROCEDURES
                               FOR FUNDS TRANSFER


TELEPHONE VERIFICATION PROCEDURES:

ALPS will require verification of social security number and account registration by the caller.


--------------------------------------------------------------------------------------------------------------
Funds Transfer Procedures                                     Phone           Mail
--------------------------------------------------------------------------------------------------------------
                                                                              NO               SIGNATURE
                                                                              SIGNATURE        GUARANTEE
                                                                              GUARANTEE        REQUIRED
                                                                              REQUIRED
--------------------------------------------------------------------------------------------------------------
Redemptions
--------------------------------------------------------------------------------------------------------------
  Wire to bank instructions on record
--------------------------------------------------------------------------------------------------------------
  Wire to new bank instructions
--------------------------------------------------------------------------------------------------------------
  ACH to bank instructions on record
--------------------------------------------------------------------------------------------------------------
  ACH to new bank instructions
--------------------------------------------------------------------------------------------------------------
  Send by check to address of record
--------------------------------------------------------------------------------------------------------------
  Send by check to different address
--------------------------------------------------------------------------------------------------------------
Purchases
--------------------------------------------------------------------------------------------------------------
  Purchase by wire
--------------------------------------------------------------------------------------------------------------
  Purchase by check
--------------------------------------------------------------------------------------------------------------
  Purchase by bank initiated ACH
--------------------------------------------------------------------------------------------------------------
  Purchase by Transfer Agency initiated ACH
  from bank instructions on record**
--------------------------------------------------------------------------------------------------------------


Please note these security procedures may be waived by persons authorized to give instructions under the Transfer Agency Agreement.

I am authorized to sign below on behalf of each of the mutual funds named in Appendix A attached.

By:_________________   __________________        ________________    ______
Type or Print Name     Authorized Signature      Title               Date

                                   APPENDIX B

                               SECURITY PROCEDURES
                             FOR ACCOUNT MAINTENANCE

TELEPHONE VERIFICATION PROCEDURES:
ALPS will require verification of social security number and account registration by the caller.

FAX VERIFICATION PROCEDURES:
ALPS will require verification that the fax contains the appropriate signature.

------------------------------------------------------------------------------------------------------------------
Account Maintenance Function                                     PHONE        FAX                MAIL
------------------------------------------------------------------------------------------------------------------
                                                                                      NO SIGNATURE     SIGNATURE
                                                                                      GUARANTEE        GUARANTEE
                                                                                      REQUIRED
------------------------------------------------------------------------------------------------------------------
Establish New Account
------------------------------------------------------------------------------------------------------------------
Change to Address of Record
------------------------------------------------------------------------------------------------------------------
Changing SS# (Need W-9)
------------------------------------------------------------------------------------------------------------------
Name Change (Divorce or Marriage)
------------------------------------------------------------------------------------------------------------------
Re-Registration of Account
------------------------------------------------------------------------------------------------------------------
Changing Bank Wiring or ACH information
------------------------------------------------------------------------------------------------------------------
Establishing Telephone Redemption
------------------------------------------------------------------------------------------------------------------
Starting New ACH
------------------------------------------------------------------------------------------------------------------
Canceling ACH
------------------------------------------------------------------------------------------------------------------
Decreasing ACH $ Amount
------------------------------------------------------------------------------------------------------------------
Increasing ACH $ Amount
------------------------------------------------------------------------------------------------------------------
Changing Bank Info for ACH
------------------------------------------------------------------------------------------------------------------
Starting New Systematic Withdrawal Plan (SWP) to
address of record
------------------------------------------------------------------------------------------------------------------
Starting New Systematic Withdrawal Plan (SWP) to
secondary address
------------------------------------------------------------------------------------------------------------------
Canceling SWP
------------------------------------------------------------------------------------------------------------------
Decreasing SWP $ Amount
------------------------------------------------------------------------------------------------------------------
Increasing SWP $ Amount
------------------------------------------------------------------------------------------------------------------
Changing Bank Info for SWP
------------------------------------------------------------------------------------------------------------------
Changing Dividend Options (Cash & Reinvest)
------------------------------------------------------------------------------------------------------------------
Sending Dividends to Secondary Address
------------------------------------------------------------------------------------------------------------------
Setting Up Systematic Exchange
------------------------------------------------------------------------------------------------------------------
Setting Up Systematic Dividend Exchange
------------------------------------------------------------------------------------------------------------------


Please note these security procedures may be waived by persons authorized to give instructions under the Transfer Agency Agreement.

I am authorized to sign below on behalf of each of the mutual funds named in Appendix A attached.

By:_________________   __________________        ________________    ______
Type or Print Name     Authorized Signature      Title               Date